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                                                                    EXHIBIT 8.1


                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS


                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Directly:         (312) 861-2000                   Facsimile:
    (312) 861-2000                                             (312) 861-2200




                               September 30, 1998




Steel Heddle Mfg. Co.
Steel Heddle International, Inc.
Heddle Capital Corporation
c/o Steel Heddle Mfg. Co.
1801 Rutherford Road
Greenville, SC 29607

       Re:  Steel Heddle Mfg. Co.
            Steel Heddle International, Inc.
            Heddle Capital Corporation
            Co-Registrants
            Registration Statement on Form S-4
                  filed on August 7, 1998
            File No. 333-61043


Ladies and Gentlemen:


       You have requested our opinion concerning certain statements set forth in the Registration Statement on Form-S-4 (Registration No. 333-61043) filed with the Securities and Exchange Commission (the "Commission") on August 7, 1998, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), by Steel Heddle Mfg. Co. and its subsidiaries Steel Heddle International, Inc., and Heddle Capital Corporation (such Registration Statement, as amended by Amendment No. 1 filed with the Commission on September 30, 1998, and as further amended or supplemented, is referred to herein as the "Registration Statement").


       Based on our review of the foregoing, in our opinion, under the law in effect on the date hereof, the statements made in the Registration Statement under the caption "Certain Federal Income Tax Consequences," insofar as such statements purport to constitute summaries of matters of United States Federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.




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                                KIRKLAND & ELLIS



Steel Heddle Mfg. Co.
Steel Heddle International, Inc.
Heddle Capital Corporation
September 30, 1998
Page 2



        The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities.

        In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any Federal income tax matter other than that discussed herein.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                               Very truly yours,

                               /s/ Kirkland & Ellis
                               ------------------------------
                               KIRKLAND & ELLIS